UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material under § 240.14a-12

WAYSIDE TECHNOLOGY GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, June 8, 2021

On April 16, 2021, Wayside Technology Group, Inc. (the “Company”), filed its definitive Proxy Statement (“Proxy Statement”) and form of Proxy relating to the solicitation of proxies by the Company in connection with its 2021 Annual Meeting of Stockholders to be held on June 8, 2021 (the “2021 Annual Meeting”) with the Securities and Exchange Commission (the “SEC”). The Proxy Statement is available on the Internet at www.waysidetechnology.com/investors/sec-filings and also is available on the website maintained by the SEC at www.sec.gov. This Supplement, dated May 27, 2021 (this “Supplement”), supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety.

This Supplement relates to Proposal 4: Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”). If approved by the Company’s stockholders, the 2021 Plan will replace the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan (as amended, the “2012 Plan”). This Supplement is being made to clarify that no shares have been granted as awards under the 2012 Plan since March 31, 2021 and that the Company has made a commitment to not grant any additional shares under the 2012 Plan unless the 2021 Plan is not approved by the Company’s stockholders. As of March 31, 2021 and as of the date hereof, there were 331,974 shares of Common Stock available for grant under the 2012 Plan. None of these remaining shares of Common Stock authorized under the 2012 Plan will be transferred to or used under the 2021 Plan nor will any awards under the 2012 Plan that are forfeited increase the shares available for awards under the 2021 Plan. As of March 31, 2021, there were 158,164 unvested shares of Restricted Stock from the 2012 Plan outstanding. If 2021 Plan becomes effective, all outstanding awards under the 2012 Plan will remain outstanding.